CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm and Legal Counsel” in the Statement of Additional Information, and to the inclusion of our report on A&Q Multi-Strategy Fund (formerly known as O'Connor Fund of Funds: Multi-Strategy) dated May 28, 2014, in this Registration Statement (Form N-2 No. 333-182705; 811-22500) of A&Q Multi-Strategy Fund.

/s/ ERNST & YOUNG LLP

New York, New York
July 29, 2014